Exhibit 99.1

THE WENDY’S COMPANY NAMES STEVE CIRULIS

CHIEF FINANCIAL OFFICER AND CHIEF STRATEGY OFFICER

Cirulis to Succeed Ken Cook Effective June 23

DUBLIN, Ohio, June 23, 2026/PRNewswire/ — The Wendy’s Company (Nasdaq: WEN) today announced the appointment of Steve Cirulis as Chief Financial Officer and Chief Strategy Officer, effective June 23, 2026. He will report to President and Chief Executive Officer Bob Wright and serve on Wendy’s Senior Leadership Team. Cirulis will succeed Ken Cook, who has served as Chief Financial Officer since 2024 and will remain in an advisory position through July to facilitate a smooth transition.

Cirulis most recently served as Chief Financial Officer and Chief Strategy Officer for Potbelly Sandwich Works, where he led all financial, strategy, analytics and risk management functions. While at Potbelly, he partnered with our current CEO, Bob Wright, to lead a company and brand turnaround that, over their tenure, experienced a more than 500% increase in share price, double-digit growth in average unit volumes, substantial restaurant margin expansion and robust improvement in return on invested capital. Prior to Potbelly, Cirulis held senior strategy and finance roles at global restaurant and retail brands including Panera Bread, McDonald’s, and Gap, Inc. In total, he has spent nearly 30 years with leading brands and consultancies across the food, beverage, retail and restaurant spaces.

“Driving solid financial discipline, topline growth and enhanced franchisee profitability are essential to our future success,” said President and CEO Bob Wright. “I am confident that Steve will play a critical role as we execute the turnaround of Wendy’s, driving growth and generating value for our franchisees, employees and shareholders. With decades of deep experience across large-scale retail and restaurant brands, Steve brings a wealth of expertise across a breadth of disciplines that will benefit our system from day one.”

“It is an honor to join this iconic brand at such a pivotal time in its history,” said Steve Cirulis. “I believe there is a tremendous opportunity at Wendy’s to drive topline growth, franchisee profitability and improved shareholder value, and I am eager to get to work with our talented employees and franchisees to unlock the potential of our entire system.”

Wright continued, “I also want to thank Ken Cook for his contributions to our system. Ken was a steadfast leader at a critical time of change for Wendy’s, and I wish him well in his next chapter beyond Wendy’s.”

Chairman of the Board Art Winkleblack added, “The Board is grateful for Ken Cook’s impact on Wendy’s, serving as both CFO and Interim CEO in his tenure. Under his leadership, Wendy’s established the Project Fresh strategy, which was an instrumental start to the brand’s turnaround.”

Forward-Looking Statements

This release contains certain statements that are not historical facts, including statements regarding our anticipated future performance and growth. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

*	Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com